Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(Amounts in thousands of U.S. dollars)

The following unaudited pro forma combined balance sheet as of June 30, 2026 and the unaudited pro forma combined statement of operations for the year ended December 31, 2025 and the six months ended June 30, 2026 present the financial information of FiscalNote Holdings, Inc. (“FiscalNote” or the “Company”) after giving effect to the sale by FiscalNote, Inc., an indirect wholly-owned subsidiary of the Company, of its equity interests in Frontier Strategy Group, LLC (the “Disposition”) and related paydown of its senior term loan with proceeds received from the Disposition (collectively with the sale of Oxford Analytica International Group (“Oxford Analytica”) and Dragonfly Eye Limited (“Dragonfly”), as described below (the “Transactions”)) and related adjustments described in the accompanying notes.

The unaudited pro forma combined statement of operations for the year ended December 31, 2025 and the six months ended June 30, 2026 gives pro forma effect to the Disposition and related transactions as if they had occurred on January 1, 2025. The unaudited pro forma combined statement of operations for the year ended December 31, 2025 also gives pro forma effect to the sale of Oxford Analytica and Dragonfly as described under “Description of the Previously Reported Transactions” below. The unaudited pro forma combined balance sheet as of June 30, 2026 gives pro forma effect to the Disposition and related transactions as if they were completed on June 30, 2026.

The unaudited pro forma combined financial information is based on, and should be read in conjunction with, the audited historical financial statements of FiscalNote and the notes thereto for the year ended December 31, 2025, as well as the disclosures contained in the sections titled “FiscalNote’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K filed on March 24, 2026.

The unaudited pro forma combined financial information has been presented for illustrative purposes only and does not necessarily reflect what FiscalNote’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. Further, the unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of FiscalNote. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this Form 8-K and are subject to change as additional information becomes available and analyses are performed.

Description of the Dispositions

Sale of Frontier Strategy Group, LLC

On August 26, 2026, FiscalNote, Inc. (the “Seller”), an indirect wholly-owned subsidiary of the Company, entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Oxford Economics USA, Inc. (the “Buyer”), pursuant to which the Seller sold all of the outstanding equity interests of Frontier Strategy Group, LLC to the Buyer for a base purchase price of $7.0 million, subject to customary post-closing adjustments (the “Equity Sale”); the Company received $6.4 million after certain working capital adjustments and payment of transaction expenses. In addition, the Buyer agreed to make potential cash earn-out payments to the Seller in the amount of $3.0 million, less the amount of certain potential retention payments to certain employees of the Company, subject to the achievement of certain annual recurring revenue targets in 2026. $1,055 of the base purchase price was deposited into escrow to satisfy certain potential post-closing purchase price adjustments and indemnification claims.

The transaction accounting adjustments for the Disposition remove the assets, liabilities and results of operations of Frontier Strategy Group, LLC and also give effect to adjustments to reflect the use of cash proceeds from the Buyer to pay down existing long-term debt as detailed below.

Sources and Uses of Funds

Sources	Amount
Base Purchase Price (a)	$7,000
Cash from balance sheet	295
Less: Adjustments to Base Purchase Price (b)	644

Total Sources	$6,651

Uses	Amount
Debt paydown (c)	$5,000
Escrow	1,055
Estimated fees and expenses (d)	596

Total Uses	$6,651

(a)	Reflects cash consideration pursuant to the Purchase Agreement.
(b)	Reflects adjustments to the purchase price pursuant to the Purchase Agreement on account of working capital and transaction expenses.
(c)	Reflects payments for principal of $4,951 and accrued and unpaid interest of $49.
(d)	Reflects estimated transaction costs consisting principally of accounting, tax, and legal advisors.

Description of the Previously Reported Transactions

Sale of Oxford Analytica and Dragonfly

On February 21, 2025, FiscalNote, Inc. an indirect wholly-owned subsidiary of the Company, entered into an equity purchase agreement with Factiva Limited pursuant to which the FiscalNote, Inc. agreed to sell all of the outstanding equity interests of Oxford Analytica and Dragonfly to the Factiva Limited for total consideration of $40.0 million in cash, subject to customary post-closing adjustments. The sale of Oxford Analytica and Dragonfly closed on March 31, 2025.

The transaction accounting adjustments for the Previously Reported Transactions remove the results of operations of Oxford Analytica and Dragonfly. There are no pro forma adjustments for the unaudited pro forma combined balance sheet as of June 30, 2026 as the sale of Oxford Analytica and Dragonfly are already reflected in such balance sheet.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 30, 2026

(Amounts in thousands of U.S. dollars, except share and par value per share data)

Assets	FiscalNote (Historical)	Dispositions Transaction Accounting Adjustments	Note		FiscalNote Pro Forma As Adjusted
Current assets:
Cash and cash equivalents	$17,953	$6,356	2	(a)	$17,658
		(5,000)	2	(b)
		(1,055)	2	(a)
		(596)	2	(c)
Restricted cash	635	1,055	2	(a)	1,690
Short-term investments	2,001	-			2,001
Accounts receivable, net	7,267	(1,306)	2	(d)	5,961
Cost capitalized to obtain revenue contracts, net	1,978	(150)	2	(d)	1,828
Prepaid expenses	1,900	(302)	2	(d)	1,598
Other current assets	2,155	-			2,155

Total current assets	33,889	(998)			32,891
Property and equipment, net	3,783	(26)	2	(d)	3,757
Capitalized software costs, net	12,872	(63)	2	(d)	12,809
Noncurrent costs capitalized to obtain revenue contracts, net	1,956	(31)	2	(d)	1,925
Operating lease assets	12,641	-			12,641
Goodwill	68,251	(4,782)	2	(d)	63,469
Customer relationships, net	28,282	(2,671)	2	(d)	25,611
Database, net	13,042	(842)	2	(d)	12,200
Other intangible assets, net	7,530	(321)	2	(d)	7,209

Total assets	$182,246	$(9,734)			$172,512
Liabilities and Stockholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$106,815	$(4,951)	2	(b)	$101,864
Accounts payable and accrued expenses	6,832	(213)	2	(b)(d)	6,619
Deferred revenue, current portion	30,616	(2,473)	2	(d)	28,143
Customer deposits	539	(44)	2	(d)	495
Operating lease liabilities, current portion	3,369	-			3,369
Other current liabilities	130	-			130

Total current liabilities	148,301	(7,681)			140,620
Long-term debt, net of current maturities	12,432	-			12,432
Deferred tax liabilities	139	-			139
Deferred revenue, net of current portion	210	(12)	2	(d)	198
Operating lease liabilities, net of current portion	17,579	-			17,579
Public and private warrant liabilities	599	-			599
Other non-current liabilities	2,712	-			2,712

Total liabilities	181,972	(7,693)			174,279
Commitment and contingencies
Stockholders' equity
Class A Common stock ($0.0001 par value, 1,700,000,000 authorized, 27,451,503 issued and outstanding at June 30, 2026)	3	-			3
Class B Common stock ($0.0001 par value, 9,000,000 authorized, 690,909 issued and outstanding at June 30, 2026)	-	-			-
Additional paid-in capital	942,787	-			942,787
Accumulated other comprehensive income	1,077	-			1,077
Accumulated deficit	(943,593)	(1,445)	2	(a)	(945,634)
		(596)	2	(c)

Total stockholders' equity	274	(2,041)			(1,767)

Total liabilities and stockholders’ equity	$182,246	$(9,734)			$172,512

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the six months ended June 30, 2026

(Amounts in thousands of U.S. dollars, except share and per share data)

	FiscalNote (Historical)	Dispositions Transaction Accounting Adjustments (Frontier Strategy Group, LLC)	Note		FiscalNote Pro Forma, As Adjusted
Revenues:
Subscription	$37,853	$(2,885)	3	(a)	$34,968
Non-subscription	1,753	(532)	3	(a)	1,221

Total revenues	39,606	(3,417)			36,189
Operating expenses:
Cost of revenues, including amortization	8,129	(616)	3	(a)	7,513
Research and development	3,622	-			3,622
Sales and marketing	10,223	(1,163)	3	(a)	9,060
Editorial	7,011	(1,597)	3	(a)	5,414
General and administrative	18,735	(178)	3	(a)	18,557
Amortization of intangible assets	3,782	(155)	3	(a)	3,627
Impairment of goodwill	54,700	-			54,700

Total operating expenses	106,202	(3,709)			102,493

Operating loss	(66,596)	292			(66,304)
Interest expense, net	7,260	(328)	3	(b)	6,932
Change in fair value of financial instruments	(1,955)	-			(1,955)
Other expense (benefit), net	(165)	12	3	(a)	(153)

Net loss before income taxes	(71,736)	608			(71,128)
Provision for income taxes	(289)	(33)	3	(a)	(322)

Net loss	$(71,447)	$641			$(70,806)

Income per share attributable to common shareholders:
Basic & Diluted	$(3.22)				$(3.19)
Weighted average shares used in computing income per share attributable to common shareholders:
Basic & Diluted	22,217,096				22,217,096

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2025

(Amounts in thousands of U.S. dollars, except share and per share data)

	FiscalNote (Historical)	Previously Reported Dispositions Transaction Accounting Adjustments (Oxford Analytica and Dragonfly)	Note	Pro Forma, As Adjusted prior to disposition of Oxford Analytica and Dragonfly	Dispositions Transaction Accounting Adjustments (Frontier Strategy Group, LLC)	Note	FiscalNote Pro Forma, As Adjusted
Revenues:
Subscription	$88,982	$(3,451)	3(a)	$85,531	$(6,124)	3(a)	$79,407
Non-subscription	6,425	(673)	3(a)	5,752	(1,386)	3(a)	4,366

Total revenues	95,407	(4,124)		91,283	(7,510)		83,773
Operating expenses:
Cost of revenues, including amortization	21,197	(506)	3(a)	20,691	(1,297)	3(a)(e)	19,394
Research and development	9,571	(89)	3(a)	9,482	(147)	3(a)	9,335
Sales and marketing	26,624	(785)	3(a)	25,839	(2,360)	3(a)	23,479
Editorial	14,932	(1,538)	3(a)	13,394	(3,062)	3(a)	10,332
General and administrative	52,137	(171)	3(a)	51,966	(601)	3(a)	51,961
					596	3(d)
Amortization of intangible assets	8,072	(392)	3(a)	7,680	(310)	3(a)	7,370
Impairment of goodwill	12,378	-		12,378	-		12,378

Total operating expenses	144,911	(3,481)		141,430	(7,181)		134,249

Operating loss	(49,504)	(643)		(50,147)	(329)		(50,476)
Gain (loss) on sale of businesses	(16,582)	-		(16,582)	1,445	3(c)	(15,137)
Interest expense, net	16,488	-		16,488	(655)	3(b)	15,833
Change in fair value of financial instruments	9,234	-		9,234	-		9,234
Loss on debt extinguishment, net	7,958	-		7,958	-		7,958
Other expense (benefit), net	(105)	380	3(a)	275	(278)	3(a)	(3)

Net loss before income taxes	(66,497)	(1,023)		(67,520)	(841)		(68,361)
Provision for income taxes	(1,250)	1,284	3(a)	34	(444)	3(a)	(410)

Net loss	$(65,247)	$(2,307)		$(67,554)	$(397)		$(67,951)

Income per share attributable to common shareholders:
Basic & Diluted	$(4.65)						$(4.84)
Weighted average shares used in computing income per share attributable to common shareholders:
Basic & Diluted	14,025,448						14,025,448

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma combined financial information was prepared by the Company in accordance with Rule 8-05 of Regulation S-X in connection with the Transactions.

The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. FiscalNote believes that its assumptions and methodologies provide are reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

Note 2. Adjustments and Assumptions to the Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments related to Transactions included in the unaudited pro forma combined balance sheet as of June 30, 2026 are as follows:

a)

Reflects the net cash proceeds from the Dispositions, of which $1,055 was placed in an escrow account and for purposes of the unaudited pro forma combined balance sheet is presented as restricted cash. The sale resulted in a non-cash loss on disposal of $1,445. See “Sources and Uses of Funds” for cash sources and uses as a result of the Disposition.

b)

Reflects the use of proceeds received from the sale of Frontier Strategy Group, LLC to prepay a portion of term loans outstanding under the Company’s Financing Agreement, dated August 5, 2025, with MGG Investment Group LP (the “2025 Senior Term Loan”), comprising of principal of $4,951 and accrued and unpaid interest totaling $49.

c)	Reflects the payment of estimated advisory, accounting and legal expenses associated with the Dispositions totaling $596.

d)	Reflects the adjustments to remove the historical results of Frontier Strategy Group, LLC assuming the disposal occurred on June 30, 2026.

Note 3. Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments related to the Transactions included in the unaudited pro forma combined statements of operations for the year ended December 31, 2025 and the six months ended June 30, 2026, are as follows:

a)	Reflects the adjustments to remove the historical results of Oxford Analytica, Dragonfly, and Frontier Strategy Group, LLC for the year ended December 31, 2025 and the six months ended June 30, 2026.

b)

Reflects the adjustment to reduce historical interest expense as if the $4,951 principal prepayment of the 2025 Senior Term Loan arising from the sale of Frontier Strategy Group, LLC was made as of January 1, 2025.

c)	Reflects the non-cash loss on disposal of $1,445 from the sale of Frontier Strategy Group, LLC as if the Disposition occurred on January 1, 2025.

d)	Reflects the estimated advisory, accounting and legal expenses associated with the Disposition totaling $596 as if the Disposition occurred on January 1, 2025.

e)

Cost of revenues include amortization amounting to $96 for Dragonfly during the year ended December 31, 2025 and $453 and $155 for Frontier Strategy Group, LLC during the year ended December 31, 2025 and the six months ended June 30, 2026, respectively.

Note 4. Pro Forma Income Per Share

The unaudited combined pro forma income per share, basic and diluted, are computed by dividing the unaudited combined pro forma net income by the weighted-average number of shares of common stock outstanding during the period. The Transactions did not affect the Company’s basic and diluted weighted average shares outstanding or potentially dilutive securities for the year ended December 31, 2025 or the six months ended June 30, 2026.